UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2008.

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 3.01

On September 12, 2008, the Company received a letter from the American Stock Exchange informing the Company that it is not in compliance with Section 1003(a)(ii) of the American Stock Exchange’s Company Guide because the Company does not have stockholders’ equity of $4,000,000 and has sustained losses from continuing operations and net losses in three of its four most recent fiscal years.  In addition, the American Stock Exchange is requesting that the Company reverse split its common stock.

In response to the deficiency letter,  the Company now has until October 13, 2008 to submit a plan advising the AMEX of what action(s) it has taken or will take that will bring it into compliance with the continued listing standards identified in the letter.   This plan will need to include specific milestones, quarterly financial predictions and details related to any strategic initiative the Company plans to complete.  If the plan is accepted, the Company may be able to continue its listing during the plan period or the AMEX may decide to delist the Company.  In that event, the Company’s common stock would then be listed on the Over the Counter Bulletin Board.

The Company’s Board of Directors has reviewed the letter and is considering its options on how to become back in compliance with the AMEX listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation
(Registrant)

Dated: September 17, 2008	By:	/s/ Paul Feldman
Paul Feldman, President